                     UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549 - 1004

                                     FORM 8-K /A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

         DATE OF REPORT (Date of earliest event reported)   December 2, 1998
                                                            ----------------

                              COMMISSION FILE NUMBER  0-2413
                                                      ------

                      MacDermid, Incorporated
                      -----------------------
(Exact name of registrant as specified in its charter)

                Connecticut                             06-0435750
                -----------                             ----------
        (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)              Identification No.)

            245 Freight Street, Waterbury, Connecticut            06702
            -----------------------------------------------------------
           (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code  (203) 575-5700
                                                           --------------

                                           None
                             --------------------------------
           Former name, former address and former fiscal year, if changed since last report.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                                    Yes   X     No
                                                        ------       ------















ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS:
7 (a)   Financial Statements of Business Acquired, W. Canning plc. as follows:
           i.    Group Balance Sheets as of December 31, 1997 and 1996
           ii. Group Profit and Loss Account and Group Statement of Total Recognised Gains and Losses for each of the three years in the period ended December 31, 1997
           iii.  Group Cash Flow Statement and Reconciliation of Net Cash
                 Flow to Movement in Net Funds for each of the three years in the period ended December 31, 1997
           iv. Reconciliation of Movements in Consolidated Shareholders' Funds for each of the three years in the period ended December 31, 1997
           v.    Statement of Accounting Policies and Notes to the Accounts
           vi.   Report of Independent Accountants
           vii. Unaudited Interim - Consolidated Summary Balance Sheets as of June 30, 1998 and 1997
           viii. Unaudited Interim - Consolidated Summary Profit and Loss Account for the six months ended June 30, 1998 and June 30, 1997
           ix. Unaudited Interim - Consolidated Summary Cash Flow for the six months ended June 30, 1998 and June 30, 1997

7 (b)   Pro Forma Financial Information, Reflecting the Acquisition of W.
Canning plc.

            i.   Unaudited Pro Forma Condensed Combined Statement of
                 Operations for the year ended March 31, 1998
            ii.  Unaudited Pro Forma Condensed Combined Statement of
                 Operations for the six months ended September 30, 1998
            iii. Notes to Unaudited Pro Forma Condensed Combined Financial
                 Statements and associated Adjustments for Acquisition

7 (c)    Exhibits.
            23 Consent of Price Waterhouse Chartered Accountants and Registered Auditors
            27.1 Financial Data Schedule based upon Audited Financial
                 Statements of W. Canning plc as of December 31, 1997.
            27.2 Financial Data Schedule based upon Interim Unaudited
                 Financial Statements of W. Canning plc as of June 30, 1998.

                                    W. Canning plc
                                   Group Balance Sheets
                          (Amounts in Thousands of Pounds Sterling)
                                               At  December 31,
                              Note         1997                 1996
                              ----  Pounds----           Pounds ----
Fixed Assets
Tangible Assets                8           13,412                  13,321
Investments                    9              827                     109
                                           ------                  ------
                                           14,239                  13,430
                                           ------                  ------
Current Assets
Stocks                        10            5,910                   6,151
Debtors                       11           20,749                  20,744
Cash at Bank and In Hand                   17,551                  16,504
                                           ------                  ------
                                           44,210                  43,399
                                           ------                  ------
Creditors: due within
one year Short Term
Borrowings                    12           (7,236)                 (4,344)
Other Creditors               13          (17,971)                (18,465)
                                          --------                --------
                                          (25,207)                (22,809)
                                          --------                --------
Net Current Assets                         19,003                  20,590
                                          --------                --------
Tangible Assets Less
Current Liabilities                        33,242                  34,020
Creditors: due after
more than one year            14           (5,106)                 (8,264)
Provisions for
Liabilities and Charges       15           (1,345)                 (1,651)
                                           -------                 -------
Net Assets                          Pounds 26,791           Pounds 24,105
                                           -------                 -------
Equity Capital and Reserves
Called Up Share Capital       16    Pounds  7,299           Pounds  7,212
Share Premium                 17           19,484                  18,994
Revaluation Reserve           17            2,009                   2,045
Merger Reserve                17            4,280                   6,631
Goodwill Reserve              17          (12,403)                (11,402)
Profit and Loss Account       17            5,940                     444
                                          --------                --------
Shareholders' Funds           18           26,609                  23,924
Minority Equity Interest                      182                     181
                                           ------                  ------
                                    Pounds 26,791          Pounds  24,105
                                           ------                  ------

The accompanying notes are an integral part of the financial statements.

                                    W.Canning plc
                            Group Profit and Loss Account
                       (Amounts in Thousands of Pounds Sterling)
                                           Year Ended December 31,
                       Note      Pounds 1997   Pounds 1996    Pounds 1995
                                 -----------   -----------    -----------
Turnover                1           74,003        77,719          74,527
Operating Charges       2          (65,235)      (68,876)        (67,297)
                                   --------      --------        --------
Operating Profit        1            8,768         8,843           7,230
Income from Interests
in Associated
Undertakings                            40            38              --
Net Interest            4              297            73            (212)
                                   --------      --------        --------
Profit on Ordinary
Activities Before
Taxation                             9,105         8,954           7,018
Taxation on Profit
on Ordinary Activities  5           (3,005)       (3,134)         (2,620)
                                   --------      --------        --------
Profit on Ordinary
Activities after
Taxation                             6,100         5,820           4,398
Minority Equity
Interests                              (21)          (34)            (10)
                                   --------      --------        --------
Profit for the
Financial Year                       6,079         5,786           4,388
Dividends               6           (2,674)       (2,450)         (2,291)
                                   --------      --------        --------
Retained Profit        17     Pounds 3,405  Pounds 3,336    Pounds 2,097
                                   --------      --------        --------
                                    pence          pence           pence
Earnings Per Share      7            20.9           20.2            15.4
                                     ----           ----            ----

The above results are all attributable to continuing operations
A statement of movements in shareholders' funds can be found in note 18 Historical cost profit is not materially different from the reported profit

                               W.Canning plc
                  Group Statement of Total Recognised Gains and Losses
                     (Amounts in Thousands of Pounds Sterling)
                                                     Year Ended December 31,
                                      Pounds 1997   Pounds 1996   Pounds 1995
                                      -----------   -----------   -----------
Profit for the financial year               6,079        5,786          4,388
Currency translation differences
 on foreign currency net
investments                                  (296)        (170)           (39)
Property revaluation adjustments              --           --            (680)
                                           ------        -----          ------
Total recognised gains and losses
for the year                          Pounds5,783  Pounds5,616   Pounds 3,669
                                           ------        -----          ------

The accompanying notes are an integral part of the financial statements.

                                 W.Canning plc
                           Group Cash Flow Statement
                      (Amounts in Thousands of Pounds Sterling)
                                            Year Ended December 31,
                              Note    Pounds 1997    Pounds 1996   Pounds 1995
                              ----    -----------    -----------   -----------
Net Cash Inflow from
Operating Activities           19           8,442         10,230        8,111
Returns on Investment and
Servicing of Finance           20             372             34         (114)
Taxation                                   (2,227)        (2,300)      (1,892)
Capital Expenditure            20          (2,397)        (3,055)      (2,349)
Acquisitions                   20          (1,719)        (3,169)         (46)
Equity Dividends Paid                      (2,568)        (2,354)      (2,207)
Net Cash Outflow Before Use                -------        -------      -------
of Liquid Resources
and Financing                                 (97)          (614)       1,503
Management of Liquid
Resources                      20 21       (1,100)          (691)      (1,404)
Financing                      20           1,389          2,647          707
                                           -------        -------      -------
Increase in Cash               21      Pounds 192   Pounds 1,342   Pounds 806
                                           -------        -------      -------


                                   W.Canning plc
           Reconciliation of Net Cash Flow to Movement in Net Funds
                   (Amounts in Thousands of Pounds Sterling)
                                                 Year Ended December 31,
                                    Pounds 1997   Pounds 1996     Pounds 1995
                                    -----------   -----------     -----------
Increase in Cash                         192         1,342            806
Cash Outflow From Decrease in
Liquid Resources                       1,100           691          1,404
Cash Inflow From Increase in Debt       (812)       (2,124)          (440)
Change in Net Cash Resulting           ------       -------         ------
From Cash Flows                          480           (91)         1,770
Loans Acquired with Subsidiary            --           (93)           --
Currency Translation Differences         815         1,706         (1,104)
Movements in Net Funds in              -----         ------        -------
the Period                             1,295         1,522            666
Net Funds at Start of Year             4,083         2,561          1,895
                                      -------       -------        -------
Net Funds at End of Year        Pounds 5,378  Pounds 4,083   Pounds 2,561
                                      -------       -------        -------

The accompanying notes are an integral part of the financial statements.

                                 W.Canning plc
      Reconciliation of Movements in Consolidated Shareholders' Funds
                   (Amounts in Thousands of Pounds Sterling)
                                         Year Ended December 31,

                                     1997            1996             1995
                                     ----            ----             ----
Profit for the Financial Year
Attributable to Shareholders     Pounds 6,079    Pounds 5,786    Pounds 4,388
Other Recognised Gains and
Losses Relating to the Year              (296)           (170)           (719)
                                       -------         -------         -------
                                        5,783           5,616           3,669

Dividends                              (2,674)         (2,450)         (2,291)
New Share Capital Subscribed              577             523             267
Goodwill Arising on Purchase of
Minority Interests                         --              --             (18)
Goodwill Arising on
Acquisition of Business                (1,001)         (2,907)             --
                                       -------         -------         -------
Net Change in Shareholders'
Funds                                   2,685             782           1,627
Shareholders' Funds at
1st January                            23,924          23,142          21,515
Shareholders' Funds                    -------         -------         -------
at 31st December                Pounds 26,609   Pounds 23,924   Pounds 23,142
                                       ------          ------          -------

The accompanying notes are an integral part of the financial statements.

                                  W. Canning plc
                         Statement of Accounting Policies
Basis of preparation

These accounts have been prepared in accordance with applicable accounting standards and under the historical cost convention adjusted by the revaluation of certain of the group's land and buildings, to reflect open market value.

Basis of consolidation

The group accounts consolidate the accounts of W.Canning plc and all its subsidiary undertakings. The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is transferred to goodwill reserve at the time of acquisition. On the subsequent disposal or termination of a previously acquired business, the profit or loss on disposal or termination is calculated after charging the gross amount of any related goodwill previously deducted from reserves. The consolidated accounts are based on accounts of subsidiary undertakings which are coterminous with those of the parent company. In appropriate circumstances, relief is taken under section 131 of the Companies Act 1985 not to reflect the share premium on shares issued in exchange for shares of an acquired subsidiary. The cost of investment is stated at its fair value and any surplus over the nominal value of the shares issued is reflected as a merger reserve. Associated undertakings are accounted for under the equity method of accounting. For associated undertakings, the group includes its share of profits and losses in the consolidated profit and loss account and its share of post acquisition retained profits or accumulated deficits in the consolidated balance sheet. Goodwill on acquisition of investments in associated undertakings is transferred to goodwill reserve at the time of acquisition.

Tangible fixed assets

No depreciation is provided on freehold land. For all other tangible fixed assets depreciation is provided by equal annual installments in order to write off their purchase cost or valuation over the term of their expected useful economic life. The useful life assumed for plant and equipment varies between 5 and 14 years and for motor vehicles is 4 to 5 years. The useful life assumed for buildings is based on independent professional advice, and varies between 20 and 50 years.

Leased assets

The rental costs of assets held on operating leases are charged against profits on a straight line basis.

Stocks

Stocks and work in progress are valued at the lower of cost and net realisable value. Cost comprises materials, labour and appropriate overhead expenses. Provisions are made as necessary for slow moving and obsolete stock.

Turnover

All turnover figures relate to sales outside the group and exclude VAT, and other sales taxes. The policy of the company is to recognize revenue at the point of despatch of goods. The company does not have material contracts where revenue is recognized through the duration of the contract.

Foreign currencies

Assets and liabilities of overseas subsidiary and associated undertakings are translated into sterling at the rates of exchange ruling at the balance sheet date, and their results and cash flows are translated at the average rates of exchange applicable during the year. Exchange differences arising from the retranslation of opening assets and liabilities and of the profit and loss account to closing rate are taken to reserves. Exchange gains and losses relating to trading transactions are included in trading profit. Exchange gains and losses arising on foreign currency borrowings used to hedge or finance the group's overseas investments are taken to reserves in accordance with SSAP20.

Research and development

All expenditure is written off as it is incurred except for expenditure on fixed assets.

Taxation

The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax to the extent that it is probable that an actual asset or liability will result. Deferred taxation on pension balances and provisions for post-retirement obligation is recognised in full.

Pensions

Funds held in UK pension schemes are administered by trustees and are independent of the group's finances. Prior to 6th April, 1997, the Group's principal UK scheme was a defined benefit scheme, the Group's contributions to which were calculated in accordance with recommendations of independent actuaries and were charged against profits on a consistent basis over the period during which employees worked with the Group. Liabilities in respect of non-UK pension obligations were provided for on a similar basis. Since 6th April, 1997, the Group's principal UK scheme has been a defined contribution scheme, the Group's contributions to which are a fixed percentage of the pensionable salary of active members and are charged against profits as incurred. Liabilities in respect of non-UK pension obligations are calculated in accordance with recommendations of independent actuaries and are charged against profits on a consistent basis over the estimated remaining service lives of the relevant employees.

Liquid resources

Cash deposits which are liquid and readily disposable in more than one day and less than twelve months from maturity are included in liquid resources.

                                     W.Canning plc
                            Notes to the Financial Statements
1. Product Group analysis

                                                            Net Operating
                            Turnover     Operating Profit      Assets
                         1997     1996     1997    1996     1997      1996
                     Pounds'000  '000  Pounds'000  '000  Pounds'000   '000
                     ----------------- ----------------- ------------------
Surface finishing     27,756    26,882   4,090    4,346    8,173     7,340
Sealants and
adhesives              7,148     7,756     535      819    3,083     3,048
Synthetic lubricants
 and fluids           16,079    14,619   4,497    3,877    4,660     4,264
Additives for
fuel, water
and waste treatment   23,020    28,462    (354)    (199)   6,549     7,530
                      ------    ------   ------   ------  ------    ------
                      74,003    77,719   8,768    8,843   22,465    22,182
                      ------    ------   ------   ------  ------    ------


In the current year the directors decided to disclose financial information by product group and not by geography. The above analysis has been restated for the comparatives in 1996 to reflect changes in the organisation structure which came into effect in 1997. The analysis was not presented in a product group format prior to 1997 and therefore no equivalent information is available for the year ended 31st December, 1995. Net operating assets are defined as tangible fixed assets plus current assets, less provisions for liabilities and charges but excluding investments, net funds, tax and dividends payable. The product group operating profits are stated after the allocation of central costs and charges.

Reconciliation of net assets                     1997            1996
                                              Pounds 000      Pounds 000
                                              ----------      ----------
Net operating assets as shown above              22,465           22,182
Investments                                         827              109
Net funds                                         5,378            4,083
Tax liabilities and dividend payable             (3,345)          (3,439)
Parent company and non operating assets           1,466            1,170
                                                 -------          -------
Net assets per group balance sheet               26,791           24,105
                                                 -------          -------

Turnover by geographic origin           1997            1996         1995
                                      Pounds 000     Pounds 000   Pounds 000
                                      ---------      ----------   ----------
UK                                     37,014          36,509        34,079
Continental Europe                     31,007          35,216        35,919
Rest of World                           5,982           5,994         4,529
                                       ------          ------        ------
                                       74,003          77,719        74,527
                                       ------          ------        ------

2. Operating charges

                                          1997            1996         1995
                                 Note   Pounds 000   Pounds 000     Pounds 000
                                 ----   ----------   ----------     ----------
Changes in stocks of finished
goods and work in progress                 (287)          (103)          (104)
Other operating income                     (529)          (499)          (393)
Raw materials and consumables            31,938         34,461         33,929
Other external charges                    2,452          2,854          3,281
Staff costs                       3      18,942         19,750         19,605
Depreciation                      8       1,700          1,626          1,525
Other operating costs                    11,019         10,787          9,454
                                         ------         ------         -------
                                         65,235         68,876         67,297
Other operating costs includes:          ------         ------         ------
Leases and hire of plant and
equipment                                   268            327            312
Leases relating to property                  54            102            141
Research and development
expenditure                               1,719          1,651          1,552
Audit fees paid to firms
other than Price Waterhouse                   9             35             22
Due diligence fees paid to
firms other than Price Waterhouse
   (Rest of world)                           --             42             --
Amounts payable to Price Waterhouse:
Audit fees     -Company                      28             25             25
               -Group                        78             80             70
Taxation       -UK                           31             68             18
Due diligence reviews - Rest of World        22             17             --
Total fees payable to Price               -----          -----          -----
Waterhouse                                  159            190            113
                                          -----          -----          -----

3. Staff costs and numbers

                                       1997             1996           1995
                                      Pounds 000     Pounds 000    Pounds 000
                                      ----------     ----------    ----------

The aggregate payroll cost was:
Wages and salaries                     15,186         15,632         15,465
Social security costs                   3,222          3,587          3,540
Pension costs                             534            531            600
                                       ------         ------         ------
                                       18,942         19,750         19,605
                                       ------         ------         ------

                                               1997       1996         1995
                                              Number     Number       Number
                                              ------     ------       ------
Average number of persons
employed by class of business
Surface finishing                             208        193          <FN1>
Sealants and adhesives                         86         88          <FN1>
Synthetic lubricants and fluids               102         96          <FN1>
Additives for fuel, water and waste treatment 344        343          <FN1>
                                              ---        ---          -----
                                              740        720           722
                                              ---        ---          -----

<FN1>  for 1995, the equivalent detail by the current classification is not available

                                            1997          1996         1995
                                        Pounds 000     Pounds 000   Pounds 000
                                        ----------     ----------   ----------
4. Net interest

On bank loans and overdrafts wholly
  repayable within five years                 (764)       (777)        (1,115)
On bank loans wholly repayable after
  five years                                   (56)        (33)           --
Other interest                                 (57)        (82)           (97)
                                             ------      ------        -------
Interest payable                              (877)       (892)        (1,212)
Interest receivable                          1,174         965          1,000
                                             ------      ------        -------
                                               297          73           (212)
                                             ------      ------        -------
5. Taxation
Based on the profit of the year:
UK corporation tax at 31.5%
(1996 and 1995: 33%)                         2,028       2,226          2,118
Overseas taxes                               1,200         457            491
Associated undertakings                         13          -              -
Deferred tax                                     -         533             51
Prior year adjustments                        (236)        (82)           (40)
                                             ------       -----         ------
                                             3,005        3,134         2,620
                                             ------       ------        ------

The total tax charge for the group includes tax on overseas earnings which are at rates higher than the rate applicable to UK profits.

No account has been taken of tax losses estimated at DM 21.9 million (1996: DM
22.9 million and 1995:DM 10.7 million) in the German sub-group which are available to offset against its future taxable profits.

6. Dividends

                                                 1997       1996      1995
                                              Pounds 000 Pounds 000 Pounds 000
                                              ---------- ---------- ----------
Interim dividend paid-3.70p per share
(1996: 3.40p and 1995:3.20p)                     1,080        979       916
Final dividend proposed-5.40p per share
(1996: 5.10p and 1995:4.80p)                     1,577      1,471     1,375
Total paid and proposed-9.10p per share          -----      -----     -----
(1996: 8.50p and 1995:8.00p)                     2,657      2,450     2,291
1996 final dividend on share options
exercised in 1997                                   17          -         -
                                                 -----      -----     -----
                                                 2,674      2,450     2,291
                                                 -----      -----     -----

7. Earnings per share

Basic earnings per share is calculated on earnings of Pounds 6,079,000 (1996:
Pounds 5,786,000 and 1995: Pounds 4,388,000) representing the group profit on ordinary activities after taxation and minority interests. There was an average of 29.05 million (1996: 28.68 million and 1995: 28.40 million) shares in issue during the year. If the share options outstanding had been exercised during 1997, the dilution of earnings per share would not have been material.

8. Tangible assets

                                                          Plant,
                                  Freehold   Leasehold   machinery
                                 properties  properties  & equipment   Total
                                 Pounds 000  Pounds 000  Pounds 000 Pounds 000
                                 ----------  ----------  ---------- ----------
1997
----
Cost or valuation:
At 1st January 1997                  9,771         392      14,358     24,521
Exchange adjustments                  (438)         -         (664)    (1,102)
Capital expenditure                    596          -        1,832      2,428
Disposals                               (3)         -         (516)      (519)
                                    -------      -----      -------    -------
At 31st December 1997                9,926         392      15,010     25,328
Accumulated depreciation:
At 1st January 1997                  1,421         118       9,661     11,200
Exchange adjustments                   (83)         -         (450)      (533)
Charge for year                        302          13       1,385      1,700
Disposals                               (2)         -         (449)      (451)
                                    -------      -----      -------    -------
At 31st December 1997                1,638         131      10,147     11,916
Net book value as at                -------      -----      -------    -------
31st December 1997                   8,288         261       4,863     13,412
Net book value as at                -------      -----      -------    -------
31st December 1996                   8,350         274       4,697     13,321
                                    -------      -----      -------    -------

1996
----
Cost or valuation:
At 1st January 1996                  9,827         392      13,411     23,630
Exchange adjustments                  (660)         -         (965)    (1,625)
Acquisition of subsidiary
undertakings                            -           -          246        246
Capital expenditure                    648          -        2,389      3,037
Disposals                              (44)         -         (723)      (767)
                                    -------      -----      -------    -------
At 31st December 1996                9,771         392      14,358     24,521
Accumulated depreciation:
At 1st January 1996                  1,258         105       9,528     10,891
Exchange adjustments                  (127)         -         (719)      (846)
Acquisition of subsidiary
undertakings                            -           -          148        148
Charge for year                        319          13       1,294      1,626
Disposals                              (29)         -         (590)      (619)
                                    -------      -----      -------    -------
At 31st December 1996                1,421         118       9,661     11,200
Net book value as at                -------      -----      -------    -------
31st December 1996                   8,350         274       4,697     13,321
Net book value as at                -------      -----      -------    -------
31st December 1995                   8,569         287       3,883     12,739
                                    -------      -----      -------    -------

The costs of tangible fixed assets at 31st December 1997 included Pounds 1,593,000 (1996: Pounds 977,000) in respect of assets in the course of construction.

                                                         1997         1996
                                                       Pounds 000  Pounds 000
                                                       ----------  ----------
Net book value of land and buildings comprises:
Freehold properties:
Land (not depreciated)                                    2,118        2,132
Buildings (depreciated)                                   6,170        6,218
                                                         ------       ------
                                                          8,288        8,350
                                                         ------       ------
Long leasehold properties (more than 50 years unexpired)    257          263
Short leasehold properties                                    4           11
                                                         ------       ------
                                                            261          274

Cost or valuation of land and buildings comprises:
Cost                                                      4,870        4,805
Valuation                                                 5,448        5,358
                                                         ------       ------
                                                         10,318       10,163
                                                         ------       ------

Certain of the group's properties were revalued in 1995 on the basis of open market value for existing use as at 31st December 1994 by members of the Royal Institution of Chartered Surveyors.



                                                        1997          1996
                                                      Pounds 000    Pounds 000
                                                      ----------    ----------
On the historical costs basis, the book value
of land and buildings would be as follows:
Cost:
Freehold land and buildings                              8,961         8,960
Leasehold properties                                       392           392
Accumulated depreciation                                (2,616)       (2,589)
                                                        -------       -------
Net book value                                           6,737         6,763
                                                        -------       -------

9. Investments
                                                        1997          1996
                                                        Cost          Cost
                                                      Pounds 000    Pounds 000
                                                      ---------     ---------
Investment in associated undertakings:
At 1st January                                           109            -
Exchange                                                  (3)         (17)
Investment in joint venture                              154            -
Investment in associated undertaking                     540           88
Share of current year income                              27           38
                                                        -----        -----
At 31st December                                         827          109
                                                        -----        -----

Details of principle subsidiary undertakings are given in note 27.

The investment in associated undertakings represents the group's:

(i) holding of the ordinary shares of Canning Japan KK, the other 52% being held by local management. The company operates and is incorporated in Japan, where it distributes Canning products and third party materials. The company's capital and reserves were Pounds 332,000 at 31st December 1997 with a profit of Pounds 129,000. Canning Japan KK has a December year end;

(ii) the 50% joint venture investment in the ordinary shares of Canning-Metfin Chemicals Limited which in turn owns 90% of the ordinary shares of Canning-Metfin Chemicals (Shanghai) Limited. Canning-Metfin Chemicals Limited is a holding company and Canning-Metfin Chemicals (Shanghai) Limited manufactures, sells and distributes Canning products and third party materials. Both companies are registered in the Peoples' Republic of China and have a December year end. The consolidated capital and reserves were Pounds 224,000 at 31st December 1997 with a loss of Pounds 82,000 relating to start up costs incurred in the period; and

(iii) 48% holding of common stock of Taskem, Inc., of Cleveland, Ohio, USA. The company's capital and reserves were Pounds 1,157,000 at 31st December 1997 with a profit of Pounds 15,000 for the period since acquisition. The company is registered in the USA and manufactures, sells and distributes surface finishing and other speciality chemicals, and related products and accessories. Taskem, Inc., has a September year end.

10. Stocks

                                                     1997            1996
                                                   Pounds 000     Pounds 000
                                                   -----------    ----------
Raw materials                                        2,782            3,227
Work in progress                                       192              187
Finished stock and goods for resale                  2,936            2,737
                                                     -----            -----
                                                     5,910            6,151
                                                     -----            -----

The current replacement costs of stocks does not differ materially from the historical costs noted above.

Certain subsidiary undertakings have consignment stock arrangements with suppliers in the ordinary course of business. Inventory drawn from consignment stock is generally invoiced to the companies concerned at the price ruling at the date of draw down. The value of such stock, at cost, which has been excluded from the balance sheet in accordance with the application notes included in FRS5, amounted to Pounds 507,000 (1996: Pounds 275,000).

                                                          1997         1996
                                                        Pounds 000  Pounds 000
                                                        ----------  ----------
11. Debtors
Amounts falling due within one year:
Trade debtors                                            17,851       17,447
Amounts owed by associated undertakings                     161          129
Tax recoverable                                             304          703
Prepayments and accrued income                              580          642
Other debtors                                               930          790
                                                         ------       ------
                                                         19,826       19,711
Amounts falling due after one year:
Amounts owed by associated undertakings                     357          383
Tax recoverable                                              65          138
Deferred taxation (note 15)                                 263          295
Other debtors                                               238          217
                                                         ------       ------
                                                            923        1,033
                                                         ------       ------
                                                         20,749       20,744
                                                         ------       ------
12. Short term borrowings (unsecured)

Bank overdrafts                                             192          182
Bank loans                                                7,044        4,162
                                                         ------       ------
                                                          7,236        4,344
                                                         ------       ------
13. Creditors: due within one year
Trade creditors                                           8,824        9,523
Other taxation and social security                        1,830        1,838
Dividends                                                 1,577        1,471
Corporation tax                                           2,240        2,044
Advance corporation tax                                     654          613
Accruals                                                  1,454        1,080
Other creditors                                           1,392        1,896
                                                         ------       ------
                                                         17,971       18,465
                                                         ------       ------








14. Creditors: due after more than one year
Bank loans                                                4,937        8,077
Other creditors                                             169          187
                                                         ------       ------
                                                          5,106        8,264
                                                         ------       ------
Analysis of bank loans and overdrafts (unsecured):
Repayable
1-2 years                                                    76        3,256
2-5 years                                                 4,273          238
After 5 years                                               588        4,583
                                                         ------       ------
                                                          4,937        8,077
Within one year (note 12)                                 7,236        4,344
                                                         ------       ------
                                                         12,173       12,421
                                                         ------       ------


Other bank loans repayable by installments after five years are repayable in 2005 and 2007 and bear interest at 1.3% and 1.1% respectively above the appropriate inter-bank offer rate.

The company entered into interest swap arrangements under which it has contracted to deposit Pounds 4 million in sterling at 6.43% and to borrow FF 30 million at 4.57%, these rates of interest being fixed until August 1998.

The group has Pounds 7.2 million of undrawn committed borrowing facilities and Pounds 0.4 million of undrawn uncommitted borrowing facilities available all of which expire in more than one year.

15. Provisions for liabilities and charges

                                                    Discontinued
                                       Overseas       business
                                       pensions      provisions      Total
                                      Pounds 000      Pounds 000    Pounds 000
                                      ----------     -----------    ----------
1997
----
At 1st January 1997                       1,338             313        1,651
Exchange adjustments                       (146)            (32)        (178)
Charge/(release) to profit and
loss account                                164             (76)          88
Payments                                    (45)           (171)        (216)
                                          ------          ------       ------
At 31st December 1997                     1,311              34        1,345
                                          ------          ------       ------
1996
----
At 1st January 1996                       1,633             744        2,377
Exchange adjustments                       (206)            (70)        (276)
Acquisition of subsidiary undertaking         3              -             3
Release of profit and loss account          (17)           (322)        (339)
Payments                                    (75)            (39)        (114)
                                          ------          ------       ------
At 31st December 1996                     1,338             313        1,651
                                          ------          ------       ------
                                           1997            1996
                                        Pounds 000      Pounds 000
                                        ----------      ----------
Movement on deferred tax asset
At 1st January                             (295)           (904)
Exchange adjustments                         32              77
Acquisition of subsidiary undertakings       -               (1)
Charge to profit and loss account            -              533
                                           -----           -----
At 31st December                           (263)           (295)
                                           -----           -----
Analysis of deferred tax assets            1997            1996
                                         Pounds 000     Pounds 000
                                         ----------     ----------
Accelerated capital allowances             65                71
Taxation losses                           (97)             (107)
Other timing differences                 (231)             (259)
                                         -----             -----
Deferred tax asset                       (263)             (295)
                                         -----             -----

The deferred tax asset, principally related to pensions and post retirement obligations, is included in debtors (note 11).

16. Called up equity share capital

                                       1997      1996       1997      1996
                                     Number      Number      000 Pounds 000
                                    ----------  ---------- -------------------
Issued ordinary shares of 25p each
fully paid                          29,196,634  28,846,634 7,299,158 7,211,658
Unissued shares of 25p each          8,403,366   8,753,366 2,100,842 2,188,342
                                    ----------  ---------- --------- ---------
Authorised ordinary shares of
25p each                            37,600,000  37,600,000 9,400,000 9,400,000
                                    ----------  ---------- --------- ---------

Allotment of shares

During 1997 new ordinary shares of 25 pence each in the company were issued as follows:
                 No. of   Price per     Value/          Reason
Allotment date   shares     share       proceeds        for issue
--------------   ------   ---------     --------        ---------
2nd April 1997    50,000    157.00p    Pounds 78,500  Executive share options
23rd April 1997  240,000    157.00p   Pounds 376,800  Executive share options
23rd April 1997   30,000    250.69p    Pounds 75,207  Executive share options
6th May 1997      30,000    157.00p    Pounds 47,100  Executive share options

During 1996 new ordinary shares of 25 pence each in the company were issued as follows:
                 No. of   Price per     Value/          Reason
Allotment date   shares     share       proceeds        for issue
--------------   ------   ---------     --------        ---------
Various  1996    167,493     80.00p   Pounds 133,994  Savings related share
                                                      option
2nd December1996  40,000    125.50p   Pounds  50,200  Executive share options
Various  1996    165,000    205.00p   Pounds 338,250  Executive share options

Employee share options

Options outstanding under the W. Canning 1995 Employee Savings Related Scheme, the W. Canning 1985 Scheme and the W. Canning 1995 Executive Share Option
Scheme were as follows:
                        1st January  Granted  Exercised  Lapsed  31st December
                            1997                                     1997
                          --------   -------  ---------  -------    --------
Savings-related share
option scheme:
exercisable between
1st January 2000 and
1st July 2004 at 214p      173,360       -         -       (5,724)     167,636

1985 Share option
scheme:
exercisable between
1st January 1997 and
30th June 2003 at 157p     380,000       -      (320,000) (30,000)      30,000

1995 Executive share
option scheme:
exercisable between
1st January1999 and
30th June 2002 at a base
price of 233p (actual
option price of share
exercised 250.69p)         349,000       -       (30,000)  (9,000)     310,000

1995 Executive share
option scheme:
exercisable between
1st July 2000 and
31st December 2003 at
a base price of 305p            -    40,000        -          -         40,000

                        1st January  Granted  Exercised  Lapsed  31st December
                            1996                                     1996
                          --------   -------  ---------  -------    --------
Savings-related share
option scheme:
exercisable between
1st January 1996 and
1st July 1996 at 80p       170,679         -  (167,493)   (3,186)       -

Savings-related share
option scheme:
exercisable between
1st January 2000 and
1st July 2004 at 214p           -    173,360         -         -     173,360

1985 Executive share
option scheme:
exercisable before
31st December 1996
at 205p                    165,000         -  (165,000)         -         -

1985 Executive share
option scheme:
exercisable between
1st July1996 and
30th June 1999 at 125.5p    50,000         -   (40,000)  (10,000)         -

1985 Share option
scheme:
exercisable between
1st January 1997 and
30th June 2003 at 157p     380,000         -         -         -     380,000

1995 Executive share
option scheme:
exercisable between
1st January 1999 and
30th June 2002 at a base
price of 233p              349,000         -          -         -    349,000

17. Reserves

                             Share  Revaluation  Merger  Goodwill Profit and
                            premium   reserve    reserve  reserve loss account
                            000 Pounds 000 Pounds 000 Pounds 000  Pounds 000
                            ---------- ---------- -------  ------ ----------
At 1st January 1997          18,994    2,045       6,631   (11,402)     444
Reclassification                  -        -      (2,351)        -    2,351
Issue of shares                 490        -           -         -        -
Profit for the year               -        -           -         -    3,405
Exchange movements                -      (36)          -         -     (260)
Goodwill on acquisitions          -        -           -    (1,001)       -
                             ------    ------     -------  --------   ------
At 31st December 1997        19,484    2,009       4,280   (12,403)   5,940
                             ------    ------     -------  --------   ------

At 1st January 1996          18,564    2,082       6,631    (8,495)  (2,759)
Issue of shares                 430        -           -         -       -
Profit for the year               -        -           -         -    3,336
Exchange movements                -      (37)          -         -     (133)
Goodwill on acquisitions          -        -           -    (2,907)       -
                             ------    ------     -------  --------   ------
At 31st December 1996        18,994    2,045       6,631   (11,402)     444
                             ------    ------     -------  --------   ------

Net exchange movements include Pounds 971,000 (1996: Pounds 861,000) reduction in foreign currency borrowings used to match overseas investments.

The reclassification relates to the disposal of Societe des Adhesifs de Bellegarde Ain S.A. in 1993 and the reallocation of the related merger reserve established on acquisition to profit and loss account.

18. Reconciliation of movements in shareholders' funds

                                                           1997         1996
                                                        Pounds 000  Pounds 000
                                                        ----------  ----------
Profit for the financial year attributable
to shareholders                                             6,079       5,786
Other recognised gains and losses relating to the year       (296)       (170)
                                                          --------    --------
                                                            5,783       5,616
Dividends                                                  (2,674)     (2,450)
New share capital subscribed                                  577         523
Goodwill arising on acquisition of businesses              (1,001)     (2,907)
                                                          --------    --------
Net change in shareholders' funds                           2,685         782
Shareholders' funds at 1st January                         23,924      23,142
                                                          --------    --------
Shareholders' funds at 31st December                       26,609      23,924
                                                         --------    --------

19. Reconciliation of operating profit to cash inflow from operating activities

                                              1997         1996        1995
                                             Pounds 000 Pounds 000 Pounds 000
                                             ---------  ---------- ----------
Operating profit                              8,768       8,843      7,230
Depreciation on tangible assets               1,700       1,626      1,525
(Increase)/decrease in stocks                   (55)        354        197
Increase in debtors                          (1,607)       (305)      (518)
(Decrease)/increase in creditors               (226)        173       (139)
Decrease in provisions                         (138)       (461)      (184)
                                             -------     -------    -------
Net cash inflow from operating activities     8,442      10,230      8,111


20. Analysis of cash flows shown net in the cash flow statement

                                              1997         1996      1995
                                             Pounds 000 Pounds 000 Pounds 000
                                             ---------- ---------- ----------
Returns on investment and servicing
of finance Interest received                  1,194         941      1,041
Interest paid                                  (822)       (907)    (1,155)
                                             -------     -------    -------
Net cash inflow from returns on
investments and servicing of finance            372          34       (114)
                                             -------     -------    -------
Capital expenditure
Payments to acquire tangible fixed assets    (2,465)     (3,216)    (2,393)
Receipts from sale of tangible fixed assets      68         148         44
Receipts from sale of fixed asset investment     -           13          -
                                             -------     -------    -------
Net cash outflow for capital expenditure     (2,397)     (3,055)    (2,349)
                                             -------     -------    -------
Acquisitions
Purchase of minority interest                     -           -        (46)
Payments to acquire businesses                  (38)     (3,169)         -
Payment to acquire interest in joint venture   (154)        -            -
Payments to acquire interest in associated
undertaking                                  (1,527)        -            -
                                             -------     -------    -------
Net cash outflow for acquisitions            (1,719)     (3,169)       (46)
                                             -------     -------    -------
Management of liquid resources
Increase in money market deposits            (1,100)       (691)    (1,404)
                                             -------     -------    -------





Net cash outflow from management of
liquid resources                             (1,100)       (691)    (1,404)
                                             -------     -------    -------
Financing
Issue of ordinary share capital                 577         523        267
New loans                                     2,092       3,625      3,607
                                             -------     -------    -------
                                              2,669       4,148      3,874
Repayment of long term borrowings            (1,280)     (1,501)    (3,167)
                                             -------     -------    -------
Net cash inflow from financing                1,389       2,647        707
                                             -------     -------    -------

21. Analysis of net funds

                             1st January     Cash    Exchange   31st December
                                 1997        flow    movements      1997
                             Pounds 000   Pounds 000 Pounds 000   Pounds 000
                             ----------   ---------- ----------   ----------
Cash at bank and in hand        1,304         195       (248)         1,251
Bank overdrafts                  (182)         (3)        (7)          (192)
                               -------      ------    -------        -------
                                1,122         192       (255)         1,059
Short term deposits            15,200       1,100          -         16,300
Bank loans                    (12,239)       (812)     1,070        (11,981)
                              -------      ------    -------        -------
Net funds                       4,083         480        815          5,378
                               -------      ------    -------        -------

                         1st January   Cash   Acquis-  Exchange  31st December
                             1996      flow   itions   movements      1996
                            000 Pounds  000    000    Pounds 000   Pounds 000
                          -----------  ------ ------  ----------  -----------
Cash at bank and in hand   1,249         293    -       (238)     1,304
Bank overdrafts           (1,156)      1,049    -        (75)      (182)
                          -------     ------  ----    ------    -------
                              93       1,342    -       (313)     1,122
Short term deposits       14,509         691    -          -     15,200
Bank loans               (12,041)     (2,124) (93)     2,019    (12,239)
                         -------      ------  ----    -------    -------
Net funds                  2,561         (91) (93)     1,706      4,083
                         -------      ------  ----    -------    -------

                             1st January     Cash    Exchange   31st December
                                 1995        flow    movements      1995
                             Pounds 000   Pounds 000 Pounds 000   Pounds 000
                             ----------   ---------- ----------  -----------
Cash at bank and in hand        1,537        (349)        61          1,249
Bank overdrafts                (2,125)      1,155       (186)        (1,156)
                               -------      ------    -------        -------
                                 (588)        806       (125)            93
Short term deposits            13,105       1,404          -         14,509
Bank loans                    (10,622)       (440)      (979)       (12,041)
                              -------      ------    -------        -------
Net funds                       1,895       1,770     (1,104)         2,561
                               -------      ------    -------        -------


22. Acquisition of businesses
The fair values attributed at acquisition are as per the vendor books, as follows:

                                              1997         1996        1995
                                           Pounds 000   Pounds 000  Pounds 000
                                           ----------   ----------  ----------
Fixed assets                                   -         98             -
Investment in joint venture                  154          -             -
Investment in associated undertaking         540         88             -
Stock                                         24        224             -
Debtors                                        -        664             -
Cash at bank                                   -        405             -
Bank overdraft                                 -       (403)            -
Bank loans                                     -        (93)            -
Creditors                                      -       (718)            -
Provisions                                     -         (3)            -
Minority interest                              -          -            28
                                           -----      -----           ---
Net assets                                   718        262            28
Goodwill                                   1,001      2,907            18
                                           -----      -----           ---
Acquisition of businesses during the year  1,719      3,169            46
                                           -----      -----           ---

Goodwill has been estimated based on a provisional view of the fair values of assets and liabilities at acquisition and may be subject to review in the coming year.

                                                1997       1996        1995
                                              Pounds 000 Pounds 000 Pounds 000
                                              ---------- ---------- ----------
Net cash outflow
Purchase of businesses                            38       2,927        -
Purchase of interest in joint venture            154           -        -
Purchase of interest in associated undertaking 1,422           -        -
Costs relating to acquisitions                   105         242        -
Purchase of minority interests                     -           -       46
                                               -----       -----       --
Net cash outflow for acquisitions              1,719       3,169       46
                                               -----       -----       --


23. Related party transactions

                                 Sales to              Amounts owed by
                               related party           related party
                              1997   1996              1997    1996
                                Pounds 000              Pounds 000
                             ---------------           ---------------
Canning Japan K.K.             596    353                465     513
Metfin Supplies Co. Limited  3,487  3,459              1,390   1,398
Canning-Metfin Chemicals
Limited                         70     11                 87      11
Canning-Metfin Chemicals
(Shanghai) Limited              40      -                 44      -



The major shareholders in Metfin Supplies Co. Limited are the partners in the Canning-Metfin Chemicals Limited joint venture. Details of the relationships with the other related parties are given in note 9.

Other than the transactions noted above, there were no other related party transactions requiring disclosure under FRS8.

24. Leasing commitments
Commitments for the next year under operating leases, none of which relate to the company, are as follows:

                                          1997                1996
                                 Land and               Land and
                                 buildings   Other      buildings    Other
                                    Pounds 000              Pounds 000
                                 ------------------     -------------------
Terminating:
Within one year                    20         24            -         10
Over one year and less than
five years                         13        144           25        118
Over five years                    33         19           82          2
                                   66        187          107        130


25. Capital commitments
Capital expenditure commitments at 31st December 1997 were Pounds 194,000 (1996: Pounds 104,000), none of which related to the company.

26. Pension schemes

General

The majority of group companies either operate individual pension schemes or, in certain overseas countries, are committed to make lump sum payments to employees upon their retirement.

In all cases the pension scheme cost charged to the profit and loss account and shown in note 3 is calculated to spread the cost of pensions over the working lives of the employees who are members of the schemes.


Major UK Schemes

The principal scheme is the Canning Retirement and Death Benefit Scheme. It is established as a separate fund and administered by a corporate trustee which has seven directors. There is an independent chairman and three of the seven directors are elected by employees. The scheme's assets are invested independently of the group with no element of self-investment.

With effect from 6th April 1997 the scheme converted from a defined benefit to a defined contribution (money purchase) basis for pensionable service on or after that date. Past service benefits accrued as of 5th April 1997 (with certain improvements for all categories of member as of that date) continue on the defined benefit basis, and are treated as deferred pensions.
Contributions for service on or after 6th April 1997 are paid into a defined contribution scheme.

The last actuarial valuation of the scheme was carried out by independent consulting actuaries in November 1996 and based on a valuation date of 6th April 1996. The valuation was performed using the projected accrued benefit method. The key assumptions used were investment return of 8% per annum, salary escalation of 6% and dividend growth of 4%. It showed that the scheme had sufficient assets (valued at Pounds 20.7 million) to meet in full retirement benefits accrued to the valuation date and that the recommended contribution rate would have been sufficient to provide the balance of benefits anticipated to accrue in future had the defined benefit basis of the scheme continued. The valuation also considered the effect on the funding position of the conversion to a defined contribution basis for pensionable service on or after 6th April 1997 and proposed improvements to benefits from that date and concluded that the scheme would still have sufficient assets to cover its liabilities on the revised basis.


No accrual is required under the provisions of SSAP 24.

27. Canning principal subsidiary undertakings

                         Country of operation
Name of subsidiary       and  incorporation       Description of activity

Wm. Canning Limited          England
Surface Finishing Division                     Surface finishing
Marston Bentley Division                       Sealants and adhesives, and
                                               synthetic lubricants and fluids
Water Management and Gamlen
 Division                                      Additives for water and waste
                                               treatment
Gamlen Industries S.A.       France            Additives for fuel, water and
                                               waste treatment, surface
                                               finishing

Amco S.A.R.L.                France            Additives for fuel

Reico S.A. (including
Eficca)                      France            Additives for water and waste
                                               treatment, and industrial
                                               cleaning and maintenance
                                               chemicals and aerosols

Addeco S.A.R.L.              France            Additives for water and waste
                                               treatment, and industrial
                                               cleaning and maintenance
                                               chemicals and aerosols

W. Canning GmbH              Germany           Surface finishing

Vapla Galvanotechnik GmbH    Germany           Surface finishing

Marston Bentley Domsel GmbH  Germany           Sealants and adhesives and
                                               elastomer radial seals

Levenit Chemical S.r.l.
(90% holding in ordinary
shares)                      Italy             Synthetic lubricants and fluids

Gamlen S.r.l.                Italy             Additives for fuel, water and
                                               waste treatment

Gamlen S.A.                  Spain             Additives for fuel, water and
                                               waste treatment

Gamlen B.V.                  Holland           Additives for fuel, water and
                                               waste treatment

W. Canning, Inc.             USA               Synthetic lubricants and
                                               fluids, sealants and adhesives,
                                               additives for fuel, water and
                                               waste treatment, surface
                                               finishing

Except where otherwise stated all the above subsidiaries are wholly-owned in ordinary shares at 31st December 1997. At 31st December 1997 Wm. Canning Limited was directly owned by W. Canning plc, the remaining companies being sub-subsidiaries.


28. Summary of differences between UK and US generally accepted accounting principles

The Group's financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP) which differ in certain respects from generally accepted accounting principles in the United States (US GAAP). A summary of significant differences affecting the group are set out below.

Pensions and Post Retirement Obligations

The Group maintains pension schemes, as described in note 26, under UK GAAP. For US GAAP, companies must use the projected unit credit method to determine benefit obligation, however, actuarial gain/loss within a 10% corridor do not have to be recognized.



Goodwill
In the Group's financial statements goodwill arising on the acquisition of a subsidiary is written off against reserves in the group balance sheet in the year in which the acquisition is made. Under US GAAP such goodwill is capitalized and amortized through the consolidated income statement for a period of up to 40 years. The Group has determined that a 40 year life is appropriate given the nature of the Group's operations.

Revaluation of Properties

Under UK GAAP properties may be restated on the basis of appraised values in financial statements prepared in all other respects in accordance with the historical cost convention. Increases in value are credited directly to the revaluation reserve and depreciation is calculated on the revalued basis. Under US GAAP such revaluations of property would not be reflected in the financial statements and depreciation would be based on historical cost.


Deferred Taxation

Under UK GAAP, deferred income taxes are accounted for using the liability method to the extent that it is considered probable that a liability or assets will be recognized in the foreseeable future. Under US GAAP, deferred income taxes are accounted for using the liability method on all temporary differences and deferred tax assets are recognized, net of valuation allowance, where it is more than likely that they will be realised.

Proposed Dividends

Under UK GAAP, dividends are charged to retained earnings when they are proposed by the directors even though they are normally subject to approval subsequently by shareholders at the annual general meeting. Under US GAAP, a proposed final dividend would not be accounted for until the following accounting period.

The following is a summary of the significant adjustments to the Group's net income as a result of differences between UK GAAP and US GAAP:

                                                               Year Ended
                                                            1997        1996
                                                            000  Pounds 000
                                                            ----        ----
Profit for the financial year in accordance with UK GAAP   6,079       5,786
US GAAP adjustments:
   Decrease due to goodwill amortization                    (294)       (257)
   Increase due to accounting for pensions                   504         664
   Increase due to revaluation of properties                  18          18
   Increase/(decrease) due to deferred tax                     4          (9)
                                                           ------      ------
Net income in accordance with US GAAP                      6,311       6,202
                                                           ------      ------

The following is a summary of the significant adjustments to equity shareholders' funds to bring the UK GAAP balances in accordance with US GAAP:

                                                           December 31,
                                                        1997            1996
                                                         000   Pounds   000
                                                        -----           ----
Equity shareholders' funds under UK GAAP                26,609         23,924
US GAAP adjustments:
   Increase due to effects of goodwill previously
    written off against reserves                        10,324          9,616
   Increase due to accounting for pensions               3,171          2,728
   Decrease due to the revaluation of tangible
    fixed assets                                        (1,812)        (1,861)
   Increase due to deferred tax                          3,071          3,497
   Increase due to the timing of dividends proposed      1,577          1,471
                                                        -------        -------
Equity shareholders' funds under US GAAP                42,940         39,375
                                                        -------        -------

Cash flow statements, under UK GAAP comply with Financial Reporting Standard No.1 (FRS1), while, under US GAAP comply with Statement of Financial Accounting Standards No.95 (SFAS95). The principle difference between the standards relate to classification. Under FRS1, cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; investing activities; and financing activities. Under SFAS95, cash flows are presented for only three categories; operating; investing; and financing.



A summarized cash flow under US GAAP is as follows:
                                                          December 31,
                                                       1997            1996
                                                        000   Pounds   000
                                                       ----            ----
Cash inflow from operating activities                  6,587            7,964
Cash outflow from investing activities                (4,116)          (6,224)
Cash outflow from financing activities                (1,176)            (756)
Effect of exchange rates on cash and cash equivalents   (248)            (238)
                                                      -------          -------
Increase in cash and cash equivalents                  1,047              746
Cash and cash equivalents at beginning of year         16,504          15,758
                                                      -------          -------
Cash and cash equivalents at end of year               17,551          16,504
                                                      -------          -------

REPORT OF INDEPENDENT ACCOUNTANTS



PRICEWATERHOUSECOOPERS  (Logo)

Cornwall Court
19 Cornwall Street
Birmingham
                                REPORT OF INDEPENDENT ACCOUNTANTS

To the shareholders and Board of Directors of W. Canning plc:

We have audited the accompanying consolidated balance sheets of W. Canning plc and its subsidiaries ("the Company") as of 31 December 1997 and 31 December 1996 and the related consolidated profit and loss accounts, cash flow statements, reconciliations of net cash flow to movement in net funds, consolidated statements of total recognised gains and losses and reconciliations of movements in consolidated shareholders' funds for the three years ended 31 December 1997, 1996, and 1995 all expressed in pounds sterling. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an audit opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which do not differ in any material respects from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Company as of 31 December 1997 and 1996 and the results of the Company's operations and its cash flows for each of the three years in the period ended 31 December 1997 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the consolidated profit expressed in pounds sterling for each of the two years in the period ended 31 December 1997 and the determination of consolidated shareholders' funds and consolidated financial position also expressed in pounds sterling as at 31 December 1997 and 1996. Note 28 to the consolidated financial statements summarises the effect for each of the two years in the period ended 31 December 1997 and as of 31 December 1997 and 1996.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Chartered Accountants and Registered Auditors

18 March 1998, except for note 28 which
is as of 8 June 1999


                             W. Canning plc
                Unaudited Interim - Consolidated Summary Balance Sheets
                      (Amounts in Thousands of Pounds Sterling)
                                                    At June 30,
                                               1998             1997
                                               ----             ----
Fixed Assets
Tangible Assets                             Pounds 14,211  Pounds 13,481
Goodwill                                            5,359              -
Investments                                         1,055            142
                                                   -------        -------
                                                   20,625         13,623
                                                   -------        -------
Current Assets

Stocks                                              6,999          6,262
Debtors                                            23,446         20,767
Cash                                               12,462         19,482
                                                  -------        -------
                                                   42,907         46,511
                                                  -------        -------
Creditors: amounts falling due within one year    (24,825)       (20,856)
                                                  -------        -------
Net Current Assets                                 18,082         25,655
                                                  -------        -------
Total Assets Less Current Liabilities              38,707         39,278
Creditors: amounts falling due after one year      (9,389)       (12,837)
                                                   -------        -------
                                            Pounds 29,318  Pounds 26,441
                                                   -------        -------
Shareholders' Funds                                29,318         26,263
Minority Interests                                    --             178
                                                  -------        -------
                                            Pounds 29,318  Pounds 26,441
                                                  -------        -------

The estimated effect on the Group's shareholders' funds, as at 30th June 1998, of the significant differences between UK GAAP and US GAAP are as follows:

Shareholders' funds under UK GAAP                              Pounds 29,318
Increase due to effects of goodwill previously written
off against reserves                                                  10,168
Increase due to accounting for pensions                                3,430
Decrease due to the revaluation of tangible fixed assets              (1,648)
Increase due to deferred tax                                           3,061
                                                                      -------
Shareholders' funds under US GAAP                             Pounds  44,329
                                                                      -------

                                      W.Canning plc
             Unaudited Interim - Consolidated Summary Profit and Loss Account
        (Amounts in Thousands of Pounds Sterling, Except Per Share Amounts)
                                        For the Six Months Ended June 30,
                                                 1998            1997
                                                 ----            ----
Sales                                       Pounds 41,315     Pounds 37,540
Operating Profit                                    4,080             4,455
Income from Associated Undertakings                   143                33
Interest                                               29               113
                                                    ------            ------
Profit Before Taxation                              4,252             4,601
                                                    ------            ------
Taxation:  UK                                        (781)             (999)
        :  Overseas                                  (600)             (537)
Minority Interest                                      (7)              (13)
                                                    ------            ------
Profit Attributable to Shareholders                 2,864             3,052
                                                    ------            ------
Earnings Per Share                                    9.7p             10.5p
Dividend Per Share                                    3.85p            3.70p
Amount Absorbed                              Pounds 1,137      Pounds 1,080



The estimated effect on the Group's net income, for the six months ended 30th
June 1998, of the significant differences between UK GAAP and US GAAP are as follows:

Profit attributable to shareholders in accordance with UK GAAP   Pounds 2,864
US GAAP adjustments:
Decrease due to goodwill amortization                                    (156)
Increase due to accounting for pensions                                   259
Increase due to revaluation of properties                                   9
                                                                       ------
Net income in accordance with US GAAP                            Pounds 2,976
                                                                       ------

                                    W.Canning plc
                   Unaudited Interim - Consolidated Summary Cash Flow
                      (Amounts in Thousands of Pounds Sterling)
                                            For the Six Months Ended June 30,
                                                    1998   Pounds      1997
                                                  -------              -------
Net cash inflow from operating activities           4,029               4,048
Return on investments and servicing of finance         94                 113
Taxation                                           (1,493)               (950)
Purchase of tangible assets                        (1,210)             (1,587)
Sale of tangible assets                                53                  43
Purchase of fixed asset investments                   (78)                  -
Net cash outflow for capital expenditure           (1,235)             (1,544)
Net cash outflow for acquisitions                  (8,093)                  -
Management of liquid resources                      4,500              (2,100)
Financing
Issue of ordinary shares                              913                 577
New loans                                           2,700               1,374
Repayment of loans                                 (2,636)               (368)
                                                   -------             -------
Net cash inflow from financing                        977               1,583
                                                   -------             -------
(Decrease) / increase in cash less bank overdrafts (1,221)              1,150
                                                   -------             -------

A summarized cash flow under US GAAP, for the six months ended 30th June 1998, is as follows:

Cash inflow from operating activities                            2,630
Cash outflow from investing activities                          (9,328)
Cash inflow from financing activities                            1,544
Effect of exchange rates on cash and cash equivalents               67
                                                                -------
Decrease in cash and cash equivalents                           (5,087)
Cash and cash equivalents at beginning of year                  17,551
                                                                ------
Cash and cash equivalents at end of year                        12,464
                                                                ------

                             MacDermid, Incorporated
                 Pro Forma Condensed Combined Statement of Earnings
                         For the Year Ended March 31, 1998
          (In Thousands of Dollars Except Share and Per Share Amounts)
                            MacDermid,    W.Canning   Pro Forma      Pro Forma
                           Incorporated     plc      Adjustments     Combined
                           ------------  ---------   -----------    ----------
                           (March 31,  (December 31,
                              1998)        1997)
Net Sales                   $314,058     $123,681          --         $437,739
                            ---------    --------      --------       --------
Cost of Sales, ST&A
Expenses and Amortization    258,453      109,027       $3,124 <A>
                                                           (30)
                                                          (504)<D>    370,070
Interest Expense               7,758        1,466        9,800 <B>     19,024
Other Expenses (Net)            (259)      (1,994)          --         (2,253)
                            ---------    --------      --------       --------
                             265,952      108,499       12,390        386,841
                            ---------    --------      --------       --------
Earnings Before Income
Taxes                         48,106       15,182      (12,390)        50,898
Income Taxes                  17,309        5,022       (4,008) <E>    18,323
                            ---------    --------      --------       --------
Net Earnings                  30,797       10,160       (8,382)        32,575
Preferred Dividends             (309)         --           --            (309)
                            ---------    --------      --------       --------
Net Earnings - Available
  for Common Shareholders    $30,488      $10,160      $(8,382)       $32,266
                            ---------    --------      --------       --------
Average Common Shares Outstanding:
Basic                       24,976,931                              24,976,931
                            ----------                              ----------
Diluted                     25,483,844                              25,483,844
                            ----------                              ----------
Net Earnings Per Common Share:
Basic                            $1.22                                   $1.29
Diluted                          $1.20                                   $1.27

Cash Dividends Per Common Share  $0.07                                   $0.07


See accompanying notes to Pro Forma Condensed Combined Financial Statements.


                          MacDermid, Incorporated
             Pro Forma Condensed Combined Statement of Earnings
                For the Six Months Ended September 30, 1998
             (In Thousands of Dollars Except Share and Per Share Amounts)
                          MacDermid,    W.Canning    Pro Forma    Pro Forma
                         Incorporated      plc       Adjustments  Combined
                         ------------   ---------    -----------  --------
                         (September 30,  (June 30,
                             1998)         1998)
Net Sales                   $166,928     $69,050        --        $235,978
                            --------     -------     -------      --------
Cost of Sales, ST&A Expenses
   and Amortization          137,374      62,231     $1,562 <A>
                                                        (15)
                                                       (259)<D>    200,893

Interest Expense              4,665           48      4,300 <B>      9,013

Other Expenses (Net)           (795)        (324)        --         (1,119)
                            --------     -------     -------      --------
                            141,244       61,955      5,588        208,787
                            --------     -------     -------      --------

Earnings Before Income Taxes 25,684        7,095     (5,588)        27,191

Income Taxes                  8,938        2,308     (1,730)<E>      9,516
                            --------     -------     -------      --------
Net Earnings - Available
  for Common Shareholders   $16,746       $4,787    $(3,858)       $17,675
                            --------     -------     -------      --------

Average Common Shares Outstanding:
Basic                       25,142,902                         25,142,902
                            ----------                         ----------
Diluted                     25,445,589                         25,445,589
                            ----------                         ----------
Net Earnings Per Common Share:
Basic                            $0.67                             $0.70
Diluted                          $0.66                             $0.69


Cash Dividends Per Common Share  $0.04                             $0.04

See accompanying notes to Pro Forma Condensed Combined Financial Statements.

       Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements (pro formas) are presented herewith for illustrative purposes only, giving effect to the acquisition, as described, and therefore would not necessarily be indicative of the operating results and financial position that might have been achieved had the combination occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in future periods. These pro forma financial statements should be read in conjunction with the consolidated financial statements of MacDermid, Incorporated (the Corporation) included in the annual report filed on Form 10K for the year ended March 31, 1998.


On December 2, 1998, the date of acquisition, the Corporation closed its cash tender offer for the outstanding shares of W. Canning plc and through a statutory compulsory procedure, which was completed February 5, 1999, has acquired a full 100% of the share capital. The cash purchase price and related costs, totaling $160 million, was obtained on behalf of the Corporation's wholly owned subsidiary, MacDermid (UK) Limited, which will hold the investment, through borrowings from Nations Bank N.A., a subsidiary of BankAmerica Corporation, as administrative agent and a lender under a combined revolving loan, US Dollar term loan and Pounds Sterling term loan agreement. This acquisition of an international specialty chemical organization, predominately in Europe and North America and to a lesser extent in Asia, includes various facilities for manufacturing and research.


The acquisition has been accounted for as a purchase in accordance with the purchase method of accounting. Under the purchase method of accounting the purchase cost will be allocated to acquired assets and liabilities based on their relative fair values as of the closing date with the excess of the purchase cost over fair value allocated to goodwill. The goodwill reflects adjustments necessary to allocate the purchase price to the fair value of assets acquired, liabilities assumed and additional purchase liabilities recorded. Additional purchase liabilities recorded include approximately $8,000 for reorganization and redundancy (costs related to certain
Canning facilities located in North America and Europe) and $2,000 for environmental costs. The actual results of W. Canning plc's business has been consolidated with the Corporation's operations since the date of acquisition.

The accompanying pro formas present the pro forma condensed combined statement of operations for the year ended March 31, 1998 and the six months ended September 30, 1998 as if the acquisition had occurred on April 1, 1997, the beginning of the periods presented. Canning historical financial statements are stated on the basis of accounting generally accepted in the UK (UK GAAP). Pro forma adjustments have been included to adjust these statements to US GAAP. The foreign currency rate of exchange of Pounds 1.6713 : $1.00 was applied to effect the pro formas.

     Pro Forma Condensed Combined Financial Statement Adjustments for the
      Year Ended March 31, 1998 and Six Months Ended September 30, 1998

The unaudited pro formas assume the Canning purchase as of April 1, 1997. The pro forma adjustments to the historical financial statements are as follows:


                                                    March 31,  September 30,
                                                        1998         1998
                                                        ----         ----
<A> Amortization Expense                             $ 3,124     $ 1,562
    To record the amortization of goodwill
    allocated from the purchase price over
    40 years

<B> Interest Expense                                 $ 9,800     $ 4,300
    To record additional interest expense
    at the pro forma interest rate of 6.5%
    for the term loan borrowings.

    Depreciation Expense                             $   (30)    $   (15)
    To adjust depreciation of certain property
    to reflect the historical cost under
    US GAAP.

<D> Pension Expense                                  $  (504)    $  (259)
    To adjust the accounting for pensions
    based on actuarial report under US GAAP.

<E> Income Tax Provision                             $(4,008)    $(1,730)
    To provide for federal and state income
    taxes on the above adjustments and adjust
    at the Corporation's prevailing effective
    tax rate arising from the combination of
    the operating results in each of the
    periods.


Outlook:  Issues and Risks

        This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation's future business prospects. Investors should also be aware of factors which could have a negative impact on those prospects. These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; and the difficulty of forecasting sales at certain times in certain markets.


SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 MacDermid, Incorporated
  (Registrant)





Date:  June 9, 1999                               / s / John L. Cordani

                                                        John L. Cordani
                                                        Corporate Secretary



Date:  June 9, 1999                             / s / Gregory M. Bolingbroke

                                                      Gregory M. Bolingbroke
                                                      Corporate Controller